Exhibit 99.3

Selected Information Derived from IBERIABANK Corporation's Earnings Release Issued for the Quarter Ended March 31, 2020

Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	3/31/2020	12/31/2019	% Change	3/31/2019	% Change
GAAP BASIS:
Income available to common shareholders	$32,827	$78,120	(58.0)	$96,533	(66.0)
Earnings per common share - diluted	0.62	1.48	(58.1)	1.75	(64.6)

Average loans and leases, net of unearned income	$24,153,182	$23,830,962	1.4	$22,599,686	6.9
Average total deposits	25,454,630	25,227,462	0.9	23,678,400	7.5
Net interest margin (TE) (1)	3.17%	3.21%		3.59%

Total revenues	$294,998	$293,842	0.4	$302,993	(2.6)
Total non-interest expense	177,427	181,723	(2.4)	158,753	11.8
Efficiency ratio	60.1%	61.8%		52.4%
Return on average assets	0.46	1.03		1.32
Return on average common equity	3.21	7.58		9.85
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.

Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		3/31/2020	12/31/2019	% Change	3/31/2019	% Change
PERIOD-END BALANCES:
	Total loans and leases, net of unearned income	$24,541,632	$24,021,499	2.2	$22,968,295	6.9
	Total deposits	25,526,237	25,219,349	1.2	24,092,062	6.0

ASSET QUALITY RATIOS:
	Loans 30-89 days past due and still accruing as a percentage of total loans and leases (1)	0.33%	0.28%		0.20%
	Loans 90 days or more past due and still accruing as a percentage of total loans and leases (1)	0.04	0.01		0.02
	Non-performing assets to total assets (1)(2)	0.60	0.54		0.58
	Classified assets to total assets (3)	0.94	0.84		1.01

CAPITAL RATIOS:
	Tier 1 leverage ratio (4)	9.93	9.90		9.67
	Total risk-based capital ratio (4)	12.48	12.43		12.33

PER COMMON SHARE DATA:
	Book value	$78.27	$78.37	(0.1)	$73.50	6.5

(1)	For purposes of this table, for periods prior to the three months ended March 31, 2020, past due and non-accrual loan amounts exclude purchased credit deteriorated (PCD) loans (formerly purchased credit impaired loans), even if contractually past due or if the Company did not expect to receive payment in full, as the Company was accreting interest income over the expected life of the loans. For the three months ended March 31, 2020, NPAs included $16.4 million in PCD loans, of which $14.7 million were non-accrual, and loans 30-89 days past due included $4.0 million in PCD loans.
(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(3)	Classified assets include loans rated substandard or worse, non-performing mortgage and consumer loans, and OREO and foreclosed property and include PCD loans. Classified assets were $302.6 million, $265.2 million and $314.6 million at March 31, 2020, December 31, 2019, and March 31, 2019, respectively.
(4)	Regulatory capital ratios as of March 31, 2020 are preliminary.

Period-End Loans and Leases
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	3/31/2020	12/31/2019	3/31/2019	$	%	Annualized	$	%	3/31/2020	12/31/2019
Commercial loans and leases	$17,140,864	$16,611,633	$15,628,158	529,231	3.2	12.8%	1,512,706	9.7	69.8%	69.2%
Residential mortgage loans	4,849,119	4,739,075	4,415,267	110,044	2.3	9.3%	433,852	9.8	19.8%	19.7%
Consumer and other loans	2,551,649	2,670,791	2,924,870	(119,142)	(4.5)	(17.9)%	(373,221)	(12.8)	10.4%	11.1%
Total loans and leases	$24,541,632	$24,021,499	$22,968,295	520,133	2.2	8.7%	1,573,337	6.9	100.0%	100.0%

Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	3/31/2020	12/31/2019	3/31/2019	$	%	Annualized	$	%	3/31/2020	12/31/2019
Non-interest-bearing deposits	$6,628,901	$6,319,806	$6,448,613	309,095	4.9	19.7%	180,288	2.8	26.0%	25.1%
Interest-bearing demand deposits	5,046,434	4,821,252	4,452,966	225,182	4.7	18.8%	593,468	13.3	19.8%	19.1%
Money market accounts	9,305,923	9,121,283	8,348,509	184,640	2.0	8.1%	957,414	11.5	36.4%	36.2%
Savings accounts	703,862	683,366	770,754	20,496	3.0	12.1%	(66,892)	(8.7)	2.8%	2.7%
Time deposits	3,841,117	4,273,642	4,071,220	(432,525)	(10.1)	(40.7)%	(230,103)	(5.7)	15.0%	16.9%
Total deposits	$25,526,237	$25,219,349	$24,092,062	306,888	1.2	4.9%	1,434,175	6.0	100.0%	100.0%

FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	3/31/2020	12/31/2019	% Change	3/31/2019	% Change
Net interest income	$230,342	$234,490	(1.8)	$250,484	(8.0)
Net interest income (TE)(1)	231,653	235,858	(1.8)	251,833	(8.0)
Provision for expected credit losses	68,971	8,153	746.0	13,763	401.1
Net income available to common shareholders	32,827	78,120	(58.0)	96,533	(66.0)

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.

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